UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

FINANCE OF AMERICA COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400

Plano, Texas 75024

(Address of principal executive offices, including Zip Code)

(877) 202-2666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Repurchase Agreement

On August 4, 2025, Finance of America Companies Inc. (the “Company”) entered into a Repurchase Agreement (the “Repurchase Agreement”) with FOA Equity Capital LLC (“FOA Equity Capital”), Blackstone Tactical Opportunities Associates – NQ L.L.C., BTO Urban Holdings L.L.C., Blackstone Family Tactical Opportunities Investment Partnership - NQ ESC L.P. and BTO Urban Holdings II L.P. (collectively, the “Blackstone Investor”). Pursuant to the Repurchase Agreement, on the terms and subject to the conditions set forth therein, the Company will purchase (the “Repurchase”) all of the Blackstone Investor’s shares of Class A Common Stock of the Company (“Class A Common Stock”), shares of Class B Common Stock of the Company (“Class B Common Stock”), Class A Units of FOA Equity Capital (“Class A Units”) and rights, pursuant to Section 3.04 of the Transaction Agreement, dated as of October 12, 2020, by and among Replay Acquisition Corp., the Company, RPLY Merger Sub LLC, RPLY BLKR Merger Sub LLC and the other parties thereto, to receive shares of Class A Common Stock and Class A Units (the “Earnout Rights” and, together with such shares of Class A Common Stock, shares of Class B Common Stock and Class A Units, the “Sold Equity”). Each share of Class A Common Stock and each Class A Unit will be purchased for $10.00 per share or Class A Unit, and the shares of Class B Common Stock and Earnout Rights will be purchased for no consideration, for total consideration of $80,298,170.00. The closing of the Repurchase is subject to, among other customary conditions, the receipt of a customary opinion and, absent the Company’s prior written consent, may not occur prior to the date that is 105 days after the entry into the Repurchase Agreement.

The Repurchase Agreement includes certain interim operating covenants during the pendency of the Repurchase Agreement. The Repurchase Agreement also contains certain termination rights for the Company and the Blackstone Investor, including the right of the Blackstone Investor to terminate the Repurchase Agreement if the Repurchase has not been consummated prior to December 6, 2025 and the right of the Company to terminate the Repurchase Agreement if the Repurchase has not been consummated prior to February 28, 2026. In addition, if the Repurchase has not been consummated prior to December 6, 2025, the Blackstone Investor will have the right to transfer its Sold Equity to unaffiliated third parties, and any Sold Equity so transferred will reduce the amount repurchased by the Company under the Repurchase Agreement.

The Repurchase Agreement was approved and recommended by the Audit Committee of the Company’s board of directors and approved by the Company’s board of directors.

The foregoing summary is not intended to provide any other factual information about the Company. Investors are not third-party beneficiaries under the Repurchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Repurchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing is a summary of the material terms of, and is qualified by, the Repurchase Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Convertible Note Purchase Agreement

On August, 4, 2025, the Company entered into convertible note purchase agreements (collectively, the “NPA”) with certain existing institutional investors, providing for the purchase of an aggregate of $40.0 million of a new series of unsecured convertible promissory notes (the “New Notes”), and the purchase price for the New Notes was funded in full on the same date. The Company issued the New Notes on August 4, 2025.

The New Notes will mature on August 4, 2028 (the “Maturity Date”), have a 0% coupon and are subject to certain customary events of default.

The New Notes are convertible, in whole or in part, at the option of the Company or at the option of the holder, in each case, on the terms set forth in the form of note, into shares of the Class A Common Stock at a conversion price of $19.00 per share, starting one year from the issuance date, and at an early conversion price of $18.00 per share prior to such one year anniversary, in each case, subject to customary adjustments.

The foregoing is a summary of the material terms of, and is qualified by, the NPA and annexed form of New Note, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Consent Support Agreement and Amendment to Pledge and Security Agreement

On August 4, 2025, certain of the direct and indirect subsidiaries of the Company, including Finance of America Funding LLC (“FOA Funding”), FOA Equity Capital, Finance of America Holdings LLC, Incenter LLC, Finance of America Mortgage LLC, Finance of America Reverse LLC (“FOA Reverse”), and MM Risk Retention LLC (together, the “FOA Parties”), and certain holders representing the requisite majority of holders of FOA Fundings’ (a) 7.875% Senior Secured Notes due 2026 (the “2026 Notes”) and (b) the 10.000% Exchangeable Senior Secured Notes due 2029 (the “2029 Exchangeable Notes” and, together with the 2026 Notes, the “Notes”) (or their investment advisors, sub-advisors or managers) (the “Consenting Noteholders” and, together with the FOA Parties, the “Parties”) entered into a consent support agreement (the “Consent Support Agreement”) to, among other things, take all commercially reasonable actions reasonably requested by the FOA Parties and necessary to support and achieve the consummation of certain amendments to the indentures governing the 2026 Notes and the 2029 Exchangeable Notes to permit the transactions under the Repurchase Agreement (as defined below). The amendments further provide that $60 million principal amount of the 2026 Notes will mature on the stated maturity date of November 30, 2026 and may not be extended to the extended maturity date of November 30, 2027, with FOA Funding retaining the option to extend the remaining principal balance of the 2026 Notes to the extended maturity date, and to provide for required uses of net proceeds from certain of the Additional Collateral (as defined below) (together, the “Proposed Amendments”).

The Consent Support Agreement also contains certain customary representations, warranties and other agreements by the parties thereto and may be terminated by the Consenting Noteholders or the FOA Parties under certain limited circumstances. Upon receipt by FOA Funding of the requisite majority consent of the holders of the 2026 Notes and the 2029 Exchangeable Notes, the FOA Parties intend to enter into supplemental indentures, to the indentures governing the 2026 Notes and the 2029 Exchangeable Notes, providing for the Proposed Amendments; provided that the terms of such Supplemental Indentures will not become operative until certain conditions thereto have been met, including payment of the scheduled amortization payment on the 2026 Notes in November 2025.

Concurrently, on August 4, 2025, the FOA Parties, together with U.S. Bank Trust Company, National Association, as collateral trustee, entered into the first amendment (the “First Amendment”) to the Pledge and Security Agreement, dated October 31, 2024, by and among the FOA Parties, each of the other grantors from time to time party thereto and U.S. Bank Trust Company, National Association, as collateral trustee (“Pledge and Security Agreement”) to provide for liens on certain additional collateral to secure the 2026 Notes and the 2029 Exchangeable Notes, including certain residual proceeds, equity interests and call rights related to securitizations of mortgage servicing rights of FOA Reverse or any of its affiliates relating to home equity conversion mortgages pooled in Ginnie Mae HECM mortgage-backed securities (the “Additional Collateral”). The Additional Collateral will be automatically released on the earlier of (i) February 28, 2026, if the Supplemental Indentures have not been executed at that time and (ii) payment in full of the Non-Extendable Notes (as defined in the Supplemental Indentures) on November 30, 2026 (the non-extended maturity date of the 2026 Notes).

The foregoing transactions were approved and recommended by the Audit Committee of the Company’s board of directors and approved by the Company’s board of directors.

The foregoing is a summary of the material terms of, and is qualified by, the Consent Support Agreement and the First Amendment to the Pledge and Security Agreement, which are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the NPA and New Notes set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The Company issued the New Notes to qualifying holders in a transaction not involving any public offering, exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of the Class A Common Stock issuable upon conversion of the New Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.01. Change in Control of Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 5.01 in respect of the requirement to provide information required by Item 403(c) of Regulation S-K regarding arrangements known to the Company, which may at a subsequent date result in a change of control.

Item 7.01. Regulation FD Disclosure.

On August 4, 2025, the Company issued a press release announcing the foregoing transactions. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On August 4, 2025 (following a maturity date extension from August 1, 2025 to August 5, 2025), the Revolving Working Capital Promissory Notes (as amended from time to time, the “Promissory Notes”) by and between FOA Equity Capital and certain funds affiliated with Blackstone Inc. (“Blackstone”) and an entity controlled by Brian L. Libman (“LFH” and together with Blackstone, the “Lenders”) and guaranteed by the other FOA Parties were repaid and terminated in full in accordance with the terms of the Promissory Notes (the “Working Capital Notes Termination”). As a result of the Working Capital Notes Termination, the 2026 Notes and the 2029 Exchangeable Notes have a first priority security interest in the collateral securing such Notes.

On August 4, 2025, FOA Reverse entered into an unsecured revolving working capital promissory note (as amended from time to time, the “LFH Facility”) with LFH, providing for an uncommitted revolving facility for general corporate and working capital purposes of up to $20.0 million, which was fully drawn on such date. The LFH Facility is not guaranteed by any other entity and matures on August 4, 2026. The LFH Facility contains certain covenants and customary events of default.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of unsecured convertible promissory note (included as Annex A to Exhibit 10.2).

10.1	Repurchase Agreement, dated August 4, 2025, by and among Finance of America Companies Inc., Finance of America Equity Capital LLC, Blackstone Tactical Opportunities Associates – NQ L.L.C., BTO Urban Holdings L.L.C., Blackstone Family Tactical Opportunities Investment Partnership - NQ ESC L.P. and BTO Urban Holdings II L.P.

10.2	Form of Convertible Note Purchase Agreement.

10.3	Consent Support Agreement, dated as of August 4, 2025, by and among Finance of America Funding LLC, Finance of America Equity Capital LLC, Finance of America Holdings LLC, Incenter LLC, Finance of America Mortgage LLC, Finance of America Reverse LLC, and MM Risk Retention LLC, and certain consenting noteholders.

10.4	First Amendment to Pledge and Security Agreement, dated as of August 4, 2025, by and among Finance of America Funding LLC, U.S. Bank Trust Company, National Association, as collateral trustee, and the other grantors party thereto (with conformed Pledge and Security Agreement annexed thereto).

99.1*	Press Release, dated August 4, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

Date: August 4, 2025	By:	/s/ Matthew A. Engel
Name: Matthew A. Engel
Title: Chief Financial Officer